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                                                                   EXHIBIT 99.1


                           [JAGNOTES.COM LETTERHEAD]


March 11, 2002


To: The Record Stockholders of JagNotes.com Inc.

Our records indicate that you are the registered owner of shares of common stock of JagNotes.com Inc. As you know, a plan of recapitalization was approved by our stockholders at a Special Meeting held on February 21, 2002.

To obtain the new stock certificates for the Class A common stock and Series 1 Class B common stock of JAG Media Holdings, Inc., please read and carefully complete the Letter of Transmittal enclosed herewith. Please then forward the completed Letter of Transmittal together with your stock certificate to our Exchange Agent, Computershare Trust Company, Inc. Note that there is no need for you to, and you should not, endorse the stock certificate.

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Stockholders should note that our Exchange Agent will not be able to issue you certificates of Class A common stock and Series 1 Class B common stock representing an interest in JAG Media Holdings, Inc. until the Certificate of Amendment of our Articles of Incorporation is filed in the State of Nevada. Accordingly, stockholders need to transmit their certificate(s) to the Exchange Agent only upon, or shortly prior to, effectiveness of the recapitalization. THE COMPANY EXPECTS THAT THE EFFECTIVE DATE OF THE CERTIFICATE OF AMENDMENT WILL BE APRIL 8, 2002.
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Once the recapitalization becomes effective, all issued and outstanding shares of our current common stock will cease to represent an interest in JagNotes.com Inc. and will only represent a right to be exchanged for new shares of Class A and Series 1 Class B common stock of JAG Media Holdings, Inc.


Very truly yours,


JAGNOTES.COM INC.